UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 16, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Back to Contents

Item 8.01   Other Events

     In a Current Report on Form 8-K filed on September 20, 2005, Pennsylvania Real Estate Investment Trust (“PREIT”) disclosed that on September 16, 2005, a subsidiary of PREIT, on behalf of itself and Kravco Simon Investments, L.P., entered into an Agreement of Sale with Springfield Associates to purchase Springfield Mall in Springfield, Pennsylvania for a purchase price of $103.5 million. Kravco Simon Investments, L.P. is an affiliate of Simon Property Group, Inc. On November 16, 2005, the parties completed this transaction. PREIT and Kravco Simon each have a 50% ownership interest in the property. The transaction included the acquisition of an adjacent parcel of approximately five acres and an adjacent parcel containing a 2,500 square foot office building. To finance part of the costs of the acquisition, the buyers obtained a $76.5 million mortgage loan on the property. The mortgage loan has a term of two years, and the borrowers also have three one-year extension options. The interest rate on the loan is 1.10% over LIBOR, or 1.275% over LIBOR for any period during which the Strawbridge’s retail department store has ceased to be open for business and before another anchor retail department store opens for business in that space. PREIT funded its portion of the balance of the purchase price using its unsecured revolving credit facility.

     Springfield Mall is an approximately 590,000 square foot regional mall located approximately 10 miles southwest of Philadelphia. The current mall anchors are Macy’s and Strawbridge’s, and the mall has more than 70 in-line tenants, including Ann Taylor Loft, Build-A-Bear, Carrabba’s, Charlotte Russe, Gap/Gap Kids, Ruby Tuesday and Yankee Candle. Federated Department Stores, Inc. has announced that it intends to close the Strawbridge’s store that it owns in Springfield Mall.

     This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. PREIT’s business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT’s portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, the closure of the Strawbridge’s store or any other change in anchor tenants or mall occupancy generally, related to such closure or otherwise, could have a negative effect on the property. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in other documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2004.

Back to Contents

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: November 18, 2005	By:	/s/ Jonathan B. Weller

Jonathan B. Weller
Vice Chairman